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                                                                  Exhibit 10 (1)

                               Agreement of Sale


     AGREEMENT OF SALE (the "Agreement") made as of this 12th day of March, 1996 by and between, RICHARDSON-VICKS REAL ESTATE, INC. ("Seller"), an Ohio corporation having a place of business at 2 Procter & Gamble Plaza, Cincinnati, Ohio 45201-3314, and PHYSICIAN'S HEALTH SERVICES, INC. ("Purchaser"), a Delaware corporation, having a place of business at 120 Hawley Lane, Trumbull, Connecticut 06611-5343.

                                  Witnesseth:

     1. DESCRIPTION OF PROPERTY. Subject to the terms and conditions hereof, and for the Purchase Price set forth in Schedule C (the "Purchase Price") hereto, Purchaser agrees to purchase, and Seller agrees to sell, the following (collectively, the "Property"):

     A. The Land and Improvements. Fee simple marketable title in and to certain land located in the State of Connecticut, County of Fairfield and Town of Shelton, commonly known as One Far Mill Crossing, consisting of 74.864 acres together with a second adjoining parcel consisting of 0.9376 acres, and being more particularly described on Schedule A attached hereto (the "Land"), together with all of the buildings and other improvements located on the Land, including, but not limited to three (3) interconnected buildings (collectively, the "Improvements"), subject only to the encumbrances, liens or exceptions to title set forth on Schedule B attached hereto (the "Permitted Encumbrances");

     B. Furnishings and Equipment. All mechanical systems, fixtures and equipment, electrical systems, fixtures and equipment, plumbing fixtures, systems and equipment, heating fixtures, systems and equipment and air conditioning fixtures, systems and equipment and all furnishings currently installed in, belonging to or constructed as components of, the Improvements, including, but not limited to, all office furniture, window covers, cafeteria furniture and kitchen equipment, video and audio equipment and exercise equipment located in the fitness center (collectively,
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          the "Furnishings and Equipment"), subject only to the Permitted
          Encumbrances;

     C. Tangible Personal Property. All tangible personal property located on the Land or Improvements and belonging to the Property and/or used in the normal operation and maintenance of the Land and Improvements, including that listed on Schedule E attached hereto (the "Personal Property");

     D. Appurtenant Interests. All of the Seller's interest in and to the appurtenances to the Land and in and to all streets, alleys and other public ways adjacent thereto; and

     E. Other. All interest of the Seller in and to (i) any warranties covering the Personal Property and/or the Improvements to the extent assignable; (ii) all assignable service or maintenance contracts, held by Seller relating to the Property as described at Schedule F, providing Purchaser provides Seller with written notice of Purchaser's election to assume same prior to the Closing (as defined herein) (the "Service Contracts"); and (iii) all assignable licenses, permits, approvals and other intangible property rights relating to the ownership and operation of the Property (it being the agreement of the parties that the cost and expense of effecting said assignments shall be the sole responsibility of Purchaser. Purchaser acknowledges that any warranties, Service Contracts or licenses, permits, approvals and other intangible property rights shall not be deemed assignable in the event that Seller's future obligations thereunder do not terminate upon assignment).

     2. CONDITION OF THE PROPERTY. Subject to Purchaser's due diligence investigation under paragraph 10 of this Agreement and the representations, warranties and covenants of Seller set forth in paragraph 19 of this Agreement (it being the agreement of the parties that said representations, warranties and covenants of Seller shall not survive the Closing), Seller shall convey full and exclusive possession of the entire Property, "as is," to Purchaser at the Closing, free of the claim of any tenants or others claiming possessory rights in the Property, in the same condition the Property is in on the date of this Agreement,

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subject only to reasonable use, wear and tear, and natural deterioration between the date hereof and the date of Closing hereunder.

     3. FORM OF DEED (the "Deed"); OTHER CLOSING DOCUMENTS. The deed of conveyance shall be a limited warranty deed in the usual Connecticut form sufficient to convey to Purchaser fee simple marketable title to the Property subject only to the Permitted Encumbrances. The Deed shall be in the form attached hereto as Schedule H and shall be duly executed and acknowledged by Seller and in proper form for recording and shall be delivered to Purchaser at Closing together with the following (hereafter, the "Closing Documents"):

     A. Conveyance Taxes. Seller's checks in payment of the State of Connecticut and City of Shelton conveyance taxes;

     B. Bill of Sale. A bill of sale, duly executed by Seller and witnessed with warranties of title, conveying to Purchaser good title to the Furnishings and Equipment and Personal Property, together with appropriate endorsements or such other instruments as may be necessary to transfer title to the Furnishings and Equipment and Personal Property to Purchaser;

     C. Assignment of Service Contracts. A transfer and assignment of Seller's interest in and to all assignable Service Contracts, set forth at Schedule F hereto, which Purchaser elects to assume and continue by written notice provided to Seller prior to Closing, together with the originals of each of said Service Contracts, provided said original Service Contracts are in Seller's possession, or in the event that an original Service Contract is not in Seller's possession, a complete photocopy of said Service Contract (it being the agreement of the parties that the cost and expense of effecting said assignment shall be the sole responsibility of Purchaser. Purchaser acknowledges that Service Contracts shall not be deemed assignable in the event that Seller's future obligations thereunder do not terminate upon assignment);

     D. Assignment of Warranties. A transfer and assignment of Seller's interest in and to all existing

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          and assignable warranties (if any) respecting the Improvements including, but not limited to, roofs, foundations, plumbing, heating, air conditioning, and electrical, and the Furnishings and Equipment with the originals of each of said warranties, provided said original warranties are in seller's possession, or in the event that an original warranty is not in Seller's possession, a complete photocopy of the warranty (it being the agreement of the parties that the cost and expense of effecting said assignment shall be the sole responsibility of Purchaser. Purchaser acknowledges that warranties shall not be deemed assignable in the event that Seller's future obligations thereunder do not terminate upon assignment);

     E. Assignment of Intangible Property. A transfer and assignment of Seller's assignable right, title and interest in and to any and all licenses, permits, approvals and other intangible property or rights relating to the Land and/or Property, with the originals of each of said licenses, permits, approvals and other intangible property or rights, provided said originals are in Seller's possession, or in the event that an original is not in Seller's possession, a complete photocopy of the original (it being the agreement of the parties that the cost and expense of effecting said assignment shall be the sole responsibility of Purchaser. Purchaser acknowledges that licenses, permits, approvals and other intangible property or rights relating to the Land and/or Property shall not be deemed assignable in the event that Seller's future obligations thereunder do not terminate upon assignment);

     F.   Seller's Affidavit. An affidavit from Seller that, as of the Closing:
          (i) there are no outstanding unsatisfied judgments, tax liens or bankruptcies against the Seller; (ii) there has been no labor or materials furnished to the Property within the ninety (90) day period preceding the Closing other than: (a) the Demolition and Removal (as that term is hereinafter defined) of the Farmhouse (as that term is hereinafter defined) as provided in paragraph 10 this

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          Agreement and (b) labor or materials furnished to the Property by
          Purchaser or its affiliates or their respective officers, directors, employees, agents or contractors, except as otherwise expressly stated in writing by Seller to Purchaser prior to Closing. Seller shall deliver to Purchaser at Closing fully executed mechanic's lien waivers from all persons undertaking any work, or supplying any materials, to the Property on behalf of Seller, or its affiliates or their respective officers, directors, employees, agents or contractors, within the ninety (90) day period preceding the Closing; (iii) there are no leases, tenancies or occupancy agreements in effect respecting any portion of the Property; and (iv) there are no fixtures leased by Seller, or security interests in any fixtures owned by Seller on the Property;

     G. Seller's Incumbency Certificate. An incumbency certificate or certificates with respect to the officers of, or other authorized persons acting for, Seller executing any document or instrument, on behalf of the Seller, in connection with the transactions contemplated by this Agreement, including the Closing Documents;

     H. Nonforeign Taxpayer Certificate. A certification, signed by Seller under penalties of perjury, containing the following: (i) Seller's Taxpayer Identification Number; (ii) the business address of Seller; and (iii) a statement that Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code (i.e., that Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations));

               In the event Seller fails to deliver such certification at the Closing or in the event Seller delivers such certification but Purchaser has actual knowledge that such certification is false or Purchaser receives notice that the certification is false from any agent of Purchaser or Seller, then Purchaser shall be entitled to withhold from the

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          Purchase Price payable hereunder a sum equal to ten percent (10%) of the total amount which otherwise would have been realized by Seller from the sale, which sum will be paid by Purchaser to the United States Treasury pursuant to the requirements of Section 1445 of the Internal Revenue Code and the regulations promulgated thereunder;

     I. Compliance with Hazardous Waste Establishment Transfer Act. Seller agrees to comply, at its sole expense, with all the provisions of the Connecticut Hazardous Waste Establishment Transfer Act, Connecticut General Statutes Sections 22a-134, et seq. (the "Transfer Act"). Seller shall, at its sole cost and expense, prepare and file a "Form I," "Form II" or "Form "III" pursuant to the Transfer Act in connection with this transaction. Seller shall be the Certifying Party, as defined under the Transfer Act with respect to all matters identified in the "Form II" or "Form "III," and shall be responsible for all fees payable under the Transfer Act in connection with the transfer contemplated hereunder.

     J. Underground Tank Reporting. Seller shall provide Purchaser, no later than fifteen (15) days prior to the Closing, with all information Seller is required to disclose to Purchaser under Regulations of Connecticut State Agencies 22a-449(d), with respect to all underground tanks located on the Property, including a certain 550-gallon diesel underground storage tank located on the Property;

     K. Seller's Good Standing Certificate. A recent good standing certificate for Seller issued by the Secretaries of State for the States of Ohio and Connecticut; and

     L. Other Documents Requested by Purchaser's Title Insurance Company. Any other document or instrument reasonably requested by Purchaser's title insurance company which is appropriate to consummate the transactions contemplated by this Agreement.

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     The delivery to and acceptance by Purchaser of the executed Deed of conveyance and all other Closing Documents shall constitute full performance by Seller of all of the terms, covenants, conditions and representations made herein that are on Seller's part to be performed, except as set forth herein.

     4. DURATION OF OFFER. The offer to sell on the terms set forth in this Agreement is conditioned on Purchaser executing this Agreement and delivering said executed Agreement to Seller together with the payment called for in subparagraph (a) of Schedule C (the "Deposit") on or before March 14, 1996. If this Agreement is not executed and delivered to Seller together with the required payments by that date, this offer to sell shall terminate.

     5. CLOSING AND AFFIDAVITS. The closing of title ("Closing") shall take place at the offices of Gregory and Adams, P.C., 190 Old Ridgefield Road, Wilton, Connecticut, on May 31, 1996 at 10:00 a.m. or at such other place or time as agreed to by the parties, at which time the Deed and all checks and other Closing Documents to be delivered by Seller shall be delivered upon receipt by Seller of the balance of the Purchase Price. Counsels for Seller and Purchaser hereby are respectively authorized to execute an agreement or agreements on behalf of the parties confirming or adjourning the date of Closing.

     6. ADJUSTMENTS TO PURCHASE PRICE. Purchaser shall assume and pay all taxes, sewer assessments and other public improvement assessments affecting the Property and personal property taxes affecting the Furnishings and Equipment and Personal Property which become due and payable on or after the date of Closing. All real estate taxes, personal property taxes, tax assessments, sewer assessments, water rents, and other assessments and charges affecting the Property, Furnishings and Equipment and Personal Property shall be apportioned as of the date of Closing in accordance with local custom. Should any tax or charge, tax assessment or rate be undetermined on the date of Closing, the last determined tax or charge, assessment or rate shall be used for the purpose of the apportionment and a readjustment shall be made after the tax or charge, assessment or rate is determined. Purchaser shall pay Seller at the Closing for the value of any fuel oil, bottled gas or gasoline stored on the Property at the time of Closing. Seller shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Property for the period from the date hereof through the day immediately preceding the date of the Closing, except as such expenses may be paid in advance or arrears for periods ending prior or subsequent to the date of the Closing, in which event the same shall be prorated on and as of the date of the Closing. The readjustment provisions contained in this Paragraph 6 shall survive the Closing.

     7. UTILITIES. Utility charges shall not be prorated but, rather, instructions shall be given to the utility companies by Seller (with a duplicate copy of such instruction being provided concurrently to Purchaser) to read the meters on the date of the Closing and to issue separate statements thereafter. Deposits with utility companies, if any, will be returned to Seller after the Closing of Title.

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     8. INSURANCE AND RISK OF LOSS. Throughout the period between the date of this Agreement and the Closing, Seller shall keep the buildings on the Property insured against loss by fire and other casualty to the extent they are presently insured as set forth in Schedule G. If during said period any of the buildings on the Property shall be destroyed or damaged by fire or other casualty resulting in more than $2,500,000.00 in damage (according to estimate of one appraiser appointed by agreement of Seller and Purchaser, or if Seller and Purchaser cannot agree, then by three appraisers, one appointed by Seller, one by Purchaser, and the third appointed by the first two appraisers so appointed), Seller shall so notify Purchaser, and Purchaser may elect by giving Seller written notice, within fifteen (15) business days of said notice, to either: (a) terminate this Agreement, in which event Seller shall return to Purchaser the Deposit and any interest accrued thereon together with a certified check or cashier's check to the order of Purchaser in payment of all reasonable expenses actually incurred by Purchaser (not to exceed $80,000.00) for: (i) the due diligence investigation provided for in subparagraphs A, B, D and E of paragraph 10 of this Agreement; and (ii) reasonable legal fees in connection with the transactions contemplated by this Agreement, and Purchaser shall return to Seller any and all documents and plans delivered to Purchaser by Seller, whereupon all rights and liabilities of the parties hereunder shall be at an end, with the exception of the parties' indemnification obligations as provided in paragraph 10 of this Agreement or (b) declare this Agreement to remain in full force and effect and at Closing, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any insurance proceeds or claims that have been or that may thereafter be made for such damage, and the Purchase Price shall be reduced by the amount of any insurance deductible (which reduction to the Purchase Price shall reduce the cash payable by Purchaser at Closing). If such damage is reasonably estimated by the appraiser or appraisers to be less than $2,500,000.00, then this Agreement shall remain in full force and effect and Seller may elect, by written notice delivered to Purchaser not later than ten (10) business days following the occurrence of such damage, to: (i) repair such damage to its pre-existing condition prior to Closing; or (ii) reduce the Purchase Price by an amount sufficient to effect a repair of such damage to its pre-existing condition.

     9. TITLE. At the Closing, Seller shall convey to Purchaser or its designee good and marketable fee simple title to the Property, subject only to the Permitted Encumbrances. It is mutually understood and agreed that no matter shall be construed to be an encumbrance or defect in title so long as such matter is not considered an encumbrance or defect under the Standards of Title of the Connecticut Bar Association as amended or ss. ss.47-33b through 47-33l of the Connecticut General Statutes, where applicable.

     Purchaser shall have a period of thirty (30) days from the execution of this Agreement to obtain a commitment for title insurance on the Property (the "Title Commitment"). Within ten (10) days thereafter, Purchaser's attorney shall notify Seller's attorney in writing of any exceptions to title which do not appear as Permitted Encumbrances on Schedule B. Seller shall proceed diligently and in good faith to cure any defects of title within sixty (60) days of receipt of such notice at Seller's sole cost and expense. Seller shall be required to undertake any necessary and reasonable measures and to bring any action or proceeding

                                       -8-
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necessary and reasonable and to incur any reasonable expense necessary to render the title to the Property marketable at the Closing.

     If Seller is unable to cure such defect within said sixty (60) day period, Seller shall so advise Purchaser and Purchaser shall have the right to either:
(i) accept such title as Seller can convey, upon the payment of the balance of the Purchase Price; or (ii) terminate this Agreement. In the event Purchaser terminates this Agreement pursuant to this paragraph 9, Seller shall return the Deposit and any interest accrued thereon to Purchaser together with a certified check or cashier's check to the order of Purchaser in payment of all reasonable expenses actually incurred by Purchaser (not to exceed $80,000.00) for: (i) the due diligence investigation provided for in subparagraphs A, B, D and E of paragraph 10 of this Agreement; and (ii) reasonable legal fees in connection with the transactions contemplated by this Agreement, and Purchaser shall return to Seller any and all documents and plans delivered to Purchaser by Seller, whereupon all rights and liabilities of the parties hereunder shall be at an end, with the exception of the parties' indemnification obligations as provided in paragraph 10 of this Agreement.

     No later than five (5) business days prior to the Closing, Purchaser shall cause an update of the Title Commitment to be prepared. As a condition of Closing, the updated Title Commitment shall reflect no change since the date of the original Title Commitment in the state or quality of title to the Property, except such changes as have been requested by Purchaser, which shall thereafter be deemed a Permitted Encumbrance. If the updated Title Commitment should disclose that the Property is affected by an outstanding exception to title which is not a Permitted Encumbrance and is not disclosed in the original Title Commitment and is not accepted by Purchaser as an additional Permitted Encumbrance, Purchaser shall notify Seller in writing of the outstanding exception and Seller shall have sixty (60) days from the date that it receives notice from Purchaser of said exception to remove the objection to title or otherwise reasonably satisfy Purchaser with respect thereto and the Closing hereunder shall be adjourned until the date which is twenty (20) days following the earlier of the expiration of Seller's sixty (60) day cure period or the date that Seller satisfies Purchaser that the objection to title has been removed. If after any applicable adjournment Seller shall be unable to convey title to the Property in accordance with the provisions of this Agreement, then Purchaser shall have the right to either: (i) accept such title as Seller can convey, upon the payment of the balance of the Purchase Price; or (ii) terminate this Agreement. In the event Purchaser terminates this Agreement pursuant to this paragraph 9, Seller shall return the Deposit and any interest accrued thereon to Purchaser together with a certified check or cashier's check to the order of Purchaser in payment of all reasonable expenses actually incurred by Purchaser (not to exceed $80,000.00) for: (i) the due diligence investigation provided for in subparagraphs A, B, D and E of paragraph 10 of this Agreement; and (ii) reasonable legal fees in connection with the transactions contemplated by this Agreement, and Purchaser shall return to Seller any and all documents and plans delivered to Purchaser by Seller, whereupon all rights and liabilities of the parties hereunder shall be at an end, with the exception of the parties' indemnification obligations as provided in paragraph 10 of this Agreement.

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     Purchaser shall bear all costs of any title insurance insuring Purchaser's interest in the Property.

     10. DUE DILIGENCE INVESTIGATION. Purchaser acknowledges and agrees that the Property is to be sold and conveyed to, and purchased and accepted by, Purchaser in its present condition, "as is" and with all faults. Purchaser further acknowledges and agrees that Purchaser is not relying on, and Seller has not made and will not make, any representation or warranty, express or implied, with respect to the Property or its condition (environmental and otherwise and its potential for further development), present state of repair, compliance with laws and regulations (environmental and otherwise) or its potential for further development, merchantability or suitability for any purpose except as provided in this Agreement, and that Seller shall have no further liability with respect to any of the foregoing.

     Between the date of execution of this Agreement by both parties and May 25, 1996 (the "Due Diligence Period") Purchaser shall have the opportunity to inspect the Property, observe its physical characteristics and existing condition, and conduct such investigations, tests and studies on and of the Property as Purchaser, in its sole discretion, deems necessary or appropriate to satisfy itself as to its condition, environmental and otherwise, and its potential for further development.

     Seller acknowledges that Purchaser's due diligence may, in Purchaser's sole discretion, include, but not be limited to:

     A. building structural, mechanical and other engineering inspections of the Improvements,

     B. environmental investigations, inspections and Phase II testing of the Land (including groundwater, streams and ponds located on the Land) and the Improvements,

     C. investigations and negotiations with the Town of Shelton relative to the feasibility of obtaining a reduction in the tax assessment for the Property,

     D.   title search,

     E.   surveying, including locating wetlands,

     F.   zoning investigations as noted in Schedule D hereto,

     G. soils compression testing relative to the construction of future improvements,

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     H.   traffic studies and investigations relative to the feasibility of increasing the traffic to the Property, and

     I. investigations relative to increasing water usage to and sanitary waste disposal from the Property in connection with a contemplated expansion of building area on the Property.

     At Purchaser's reasonable request during the Due Diligence Period, Seller shall use reasonable efforts to respond to requests to provide or make available to Purchaser documentation and information in Seller's (or Richardson-Vicks Inc.'s) or Cushman & Wakefield of Connecticut, Inc.'s, in its capacity as the manager of the Property, possession which pertains to Purchaser's due diligence investigations relating to the Property.

     Purchaser acknowledges that Seller has provided to Purchaser a copy of Seller's "ASTM Phase I Environmental Site Assessment" (the "Phase I") pertaining to the Property dated June, 1995 and "Phase II Environmental Site Assessment" (the "Phase II") pertaining to the Property, dated February, 1996, prepared by Geraghty & Miller. Purchaser agrees that it has not and will not rely on such reports to any degree, and will not seek to hold Seller or its consultant responsible for anything stated or not stated in such reports, and Seller does not represent or warrant that such reports are comprehensive or accurate. Notwithstanding the foregoing, at the request of Purchaser, Seller shall request Geraghty & Miller to issue to Purchaser a letter advising Purchaser that it may rely on the Phase I and the Phase II to the extent and subject to the conditions set forth in said letter, it being the agreement of the parties that Purchaser shall be solely responsible for any costs or expenses associated with the issuance of the letter.

     Upon reasonable oral or written notice, Purchaser, its employees, agents and contractors, may, at their own risk and expense, enter the Property, from time to time, during the Due Diligence Period for purposes of conducting Purchaser's due diligence investigations and studies. Purchaser shall indemnify and hold Seller, its affiliates and all of their respective directors, officers, employees, contractors and agents harmless from any claims, damages, loss, judgments and expenses of any kind, including but not limited to reasonable attorneys' fees, for damage to the property or person (including death) of Seller, Purchaser, their respective affiliates, their respective directors, officers, employees, contractors, agents and any other third party whomsoever arising out of or in connection with Purchaser's or Purchaser's directors', officers', employees', agents' or contractors' entry onto the Property, provided, however, that Seller shall remain fully liable for and shall indemnify and hold Purchaser, its affiliates and all of their respective officers, directors, employees, agents or contractors harmless from and against, any and all liability, claims, loss and damage, including, but not limited to, reasonable attorney fees, arising out of any negligence or misconduct of Seller or its affiliates or their respective officers, directors, employees, agents or contractors. In the event such entry by Purchaser or its affiliates or their respective directors, officers, employees, contractors or agents results in any property damage to the Property, including, but not limited to, lost opportunity and other damages relating to any delay in Seller's ability or Seller's inability to promptly market the Property and this Agreement fails to be consummated for any reason, Purchaser immediately shall restore the Property to its pre-existing condition reasonable wear and tear and damage due to casualty not caused by Purchaser's activities excepted (or to the extent reasonably practicable with respect to any invasive environmental testing) or reimburse Seller for the reasonable cost of repair of the damage so caused.

     Purchaser shall, at Purchaser's sole expense, keep and maintain a policy of comprehensive public liability insurance which shall include contractual liability coverage of the indemnification set forth in this paragraph 10. This insurance policy shall name Seller as an additional insured and afford protection in limits of not less than $2,000,000.00 for bodily injury or death in any one accident, and not less than $1,000,000.00 for property damage on an "occurrence" not "claims made" basis and shall expire no earlier than one (1} year from the date hereof. All insurance shall be effected under standard form policies, issued by insurers of recognized responsibility authorized to do business in the State of Connecticut and having A.M. Best's rating of "A" or better. Purchaser shall deliver a copy of the policy to Seller prior to the commencement of the inspections.


     Except as otherwise provided in this Agreement, any costs or expenses incurred by Purchaser in connection with the inspection of the Property shall be the sole responsibility of Purchaser.

     Any objection(s) Purchaser may have to the condition of the Property as a result of Purchaser's due diligence inspections, tests and studies (including without limitation objections as to any hazardous substances, hazardous waste, hazardous materials or other contamination in, at, on, under or related to the Property) shall be noticed to Seller by the expiration of the Due Diligence Period or thereafter shall be deemed waived for all purposes. The parties hereby agree that Seller, in its sole discretion, may elect not to remedy or resolve the objection. Seller shall provide Purchaser with written notice of its election within ten (10) days of receipt from Purchaser of notice of objection(s). In the event Seller elects to remedy the defect giving rise to the objection(s), Seller shall have sixty (60) days from the date that it notifies Purchaser of said election to remedy the defect or otherwise reasonably satisfy Purchaser with respect thereto and the Closing hereunder shall be adjourned until the date which is twenty (20) days following the earlier of the expiration of Seller's sixty (60) day cure period or the date that Seller satisfies Purchaser that the objection has been remedied. In the event Seller: (i) fails to deliver said notice within said ten (10) day period or (ii) elects not to remedy the objection(s) or (iii) fails to remedy or resolve the objection(s) to Purchaser's satisfaction, then Purchaser in its sole discretion, may terminate this Agreement. In the event Purchaser terminates this Agreement pursuant to this paragraph 10, Seller shall return the Deposit and any interest accrued thereon to Purchaser together with a certified check or cashier's check to the order of Purchaser in payment of all reasonable expenses actually incurred by Purchaser (not to exceed $80,000.00) for: (i) the due diligence investigation provided for in subparagraphs A, B, D and E of this paragraph 10; and (ii) reasonable legal fees in connection with the transactions contemplated by this Agreement, and Purchaser shall return to Seller any and all documents and plans delivered to Purchaser by Seller, whereupon all rights and liabilities of the parties hereunder shall be at an end, with the exception of the parties' indemnification obligations as provided in this paragraph 10. Notwithstanding the provisions of this paragraph 10 to the contrary, in the event Purchaser's termination is not based upon the due diligence investigation provided for in subparagraphs A, B, D and E of this paragraph 10, Seller shall return the Deposit and any interest accrued thereon to Purchaser and Purchaser shall return to Seller any and all documents and plans delivered to Purchaser by Seller, whereupon all rights and liabilities of the parties hereunder shall be at an end, with the exception of the parties' indemnification obligations as provided in this paragraph 10.

     The provisions of this paragraph 10 will survive the closing as necessary to effectuate their purpose and will not merge in any deed or conveyance.

     As a condition precedent to Purchaser's obligation to close herein, Seller agrees that it shall demolish and remove the residential structure (formerly a farmhouse) (hereinafter the "Farmhouse") located on the Property and shall dispose of the Farmhouse structure and all items and debris located within and about the Farmhouse to the extent required by and in full compliance with all applicable laws, including, but not limited to all environmental laws (the "Demolition and Removals"). Any costs or expenses incurred by Seller in connection with the Demolition and Removal of the Farmhouse to the extent required by and in full compliance with all applicable laws, shall be the sole responsibility of Seller. Seller shall make reasonable efforts to complete the Demolition and Removal on or before May 4, 1996. Upon reasonable notice to Seller, Purchaser, at its risk, may be present at the Property during the Demolition and Removal and may conduct, at its sole cost and expense, such due diligence investigations with respect to the Demolition and Removal as reasonably may be conducted under the circumstances. In the event that the Demolition and Removal is not completed by Seller on or before May 4, 1996, Purchaser shall make its reasonable efforts to complete its due diligence with respect to the Demolition and Removal prior to May 25, 1996. If, despite its reasonable efforts, Purchaser does not complete its due diligence with respect to the Demolition and Removal prior to May 25, 1996, Purchaser may elect, upon written notice to Seller, to extend the Due Diligence Period with respect to the Demolition and Removal one (1) day for each day beyond May 4, 1996 that the Demolition and Removal was not completed by Seller.

     11. DEFAULT.

     A. Default by Purchaser. If, through no fault of Seller, Purchaser defaults in its obligation to close title as required by this Agreement, then providing Seller is not in default of any of its obligations under this Agreement, Seller by written notice of default to Purchaser, may terminate this Agreement and immediately may demand the Deposit from the Trustee (as identified in Schedule
C) and thereafter, as Seller's sole and exclusive remedy therefor, may retain the Deposit and any interest accrued thereon as agreed upon Seller's liquidated damages. The parties recognize that Purchaser's default will cause substantial injury to Seller and agree that the amount represented by the Deposit and any interest accrued thereon shall be a fair and reasonable approximation of the damages Seller will suffer in the event of Purchaser's default. It is understood and agreed that upon Purchaser's default and Seller's retention of the Deposit and any interest accrued thereon, this Agreement will terminate and the parties will have no further liability or obligation hereunder except for: (i) Purchaser's obligation to return to Seller all documents and plans delivered to Purchaser by Seller; and (ii) the indemnification obligations of the parties as provided in paragraph 10 of this Agreement. Purchaser's and Seller's obligation to indemnify the Trustee and hold it harmless (as provided in Schedule C) shall survive any termination of this Agreement. Payment of said liquidated damages shall be Seller's sole remedy and it shall have no right against Purchaser for specific performance or monetary damages.

     B. Default by Seller. If, through no fault of Purchaser, Seller defaults in the performance of its obligations hereunder, then provided Purchaser is not in default of any of its obligations under this Agreement, Purchaser by written notice of default to Seller, may elect to terminate this Agreement and immediately may demand the return of the Deposit from the Trustee and any interest accrued thereon together with a certified check or cashier's check to order of Purchaser in payment of all reasonable expenses actually incurred by Purchaser for: (i) the due diligence investigations provided for in subparagraphs A, B. C, D, E, F, G, H and I of paragraph 10 of this Agreement; and (ii) reasonable legal fees in connection with the transactions contemplated by this Agreement. The parties recognize that Seller's default will cause substantial injury to Purchaser and agree that the amount represented by the interest accrued on the Deposit, and the liquidated damages as calculated in subparagraphs 11.B.(i) and (ii) above shall be a fair and reasonable approximation of the damages Purchaser will suffer in the event of Seller's default. It is understood and agreed upon that upon Seller's default and Purchaser's receipt of the Deposit together with any interest accrued thereon, and a certified check or cashier's check to the order of Purchaser in the amount of said liquidated damages due Purchaser, this Agreement will terminate and the parties will have no further liability or obligation hereunder except for: (i) Purchaser's obligation to return to Seller all documents and plans delivered to Purchaser by Seller; and (ii) the indemnification obligations of the parties as provided in paragraph 10 of this Agreement. Seller's and Purchaser's obligation to indemnify the Trustee and hold it harmless (as provided in Schedule C) shall survive any such termination of this Agreement.

     As an alternative to Purchaser's election to terminate this Agreement by reason of Seller's default, Purchaser shall have the right to: (i) specifically enforce this Agreement and Seller's obligations hereunder; and (ii) seek actual damages, including, but not limited to, reasonable legal fees incurred by Purchaser by reason of Seller's default (excluding expenses incurred by Purchaser for the due diligence investigations provided for in subparagraphs A, B, C, D, E, F, G, H and I of paragraph 10 of this Agreement and legal fees in connection with the transactions contemplated by this Agreement prior to Seller's default).

     12. ASSIGNMENT. Purchaser may not assign this Agreement or any right, title or interest therein, except to any affiliated or subsidiary entity, without Seller's prior written consent, which shall not be unreasonably delayed or withheld. Upon any effective assignment of Purchaser's rights hereunder, Purchaser and Purchaser's assignee shall become and be jointly and severally liable hereunder.

     13. POSSESSION. Simultaneously with the Closing, Seller shall deliver exclusive possession of the Property to Purchaser.

     14. BROKERS. The parties hereto recognize Rostenberg-Doern Company, Inc. and Cushman & Wakefield of Connecticut, Inc. as the sole brokers who negotiated the sale of the Property, and Seller shall pay said brokers a commission in accordance with a listing agreement between Seller and Rostenberg-Doern Company, Inc. The parties enter into this Agreement in reliance on the representation of each party, hereby made, that no other broker or agent brought the Property to Purchaser's attention or was in any way a procuring cause of this sale and purchase. In the event any other broker shall make a claim against either of the parties (the "Claimant") based upon dealing with the other party, such other party shall indemnify the Claimant from and hold it harmless against any and all damages or reasonable attorney's fees the Claimant may pay as a result of such claim (it being the agreement of the parties that the Claimant will not settle or compromise any claim without the other party's prior written consent). Seller represents that no broker other than Rostenberg-Doern has a listing agreement for the Property. The representations contained in this Paragraph 14 shall survive the Closing.

     15. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to in the body of this Agreement and attached hereto) constitutes the entire agreement between the parties and they hereby acknowledge that neither relies on any express or implied representations, warranties, conditions or understandings except those expressly set forth herein.

     16. LANGUAGE. Wherever herein used, the singular number shall include the plural, the plural the singuIar, and the use of any gender shall be applicable to all genders.

     17. BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of the successors and permitted assigns of Seller and Purchaser.

     18. NOTICES. All notices, elections or other communications to be given hereunder shall be deemed to have been validly given only if in writing, sent by the parties or their respective counsel, and either (a) mailed, postage prepaid, by registered or certified mail, return receipt requested, or (b) delivered in person or by overnight mail, or (c) forwarded by facsimile transmission, to the address of the receiving party set forth below:

               If to Seller:

                Richardson-Vicks Real Estate, Inc.
                2 Procter & Gamble Plaza
                Cincinnati, Ohio 45202-3314

                     Attention: E.E. Curry, Manager, Real Estate Department

               If to Purchaser:

                Physician's Health Services, Inc.
                120 Hawley Lane
                Trumbull, Connecticut 06611-5343

                     Attention: Regina M. Campbell, Esq.

     A copy of all such notices, elections or other communications shall be similarly and simultaneously sent to the attorneys for the parties addressed as follows: if for Seller, to J. Casey Healy, Esq., Gregory and Adams, P.C., 190 Old Ridgefield Road, Wilton, Connecticut 06897; if for Purchasers, to Michael J. Hinton, Esq., Cummings & Lockwood, 4 Stamford Plaza, P.O. Box 120, Stamford, Connecticut 06904. Said notices, elections and other communications may be given by the attorneys for the party giving such notice. All such notices, elections or other communications shall be deemed given and received on the next business day after the date of such mailing or on the day of the facsimile tramsmission server or delivery in person. The parties shall retain all proofs of delivery furnished by the messenger, overnight mail delivery service or facsimile transmission server.

     19. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller hereby warrants, represents and covenants with Purchaser that each of the following statements is true and correct as of the date of this Agreement and shall be true and correct on the date of the Closing:

     A. Seller shall have, as of the Closing, good and marketable fee simple title to the Property free and clear of all liens, charges, encumbrances, or restrictions, except for the Permitted Encumbrances.

     B. There are no leases, tenancies or other occupancy agreements in effect with respect to the Property and no individuals occupy the Property or any portion thereof.

     C. Seller and Richardson-Vicks Inc. have no actual knowledge of any current violations of zoning and/or building, inland-wetlands, environmental, zoning and planning laws, statutes, ordinances, orders, or requirements affecting the Property, with the exception of the 550 gallon underground diesel fuel tank located on the Property (which tank shall be brought into full compliance with all applicable laws by Seller, at its sole cost and expense, prior to Closing), nor has Seller ever received any notice concerning such noncompliance, the terms of which have not been complied with, and no breach presently exists under any public or private covenant, condition, restriction, right-of-way or easement which affects the use and/or access to the Property or any portion thereof and Seller will promptly notify Purchaser of the receipt of any notice of any such violations received by Seller between the date hereof and the date set for the Closing hereunder.

     D. To the best of Seller's knowledge and belief, no litigation, investigation, condemnation, eminent domain or other proceeding or taking of any kind is pending or contemplated against the Property or any portion thereof and there is no litigation, eviction, proceeding or administrative proceeding pending or threatened against, or relating to the Property.

     E. Seller has not filed a voluntary petition in bankruptcy or has not been adjudicated a bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy, insolvency, or other law relating to relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties or its interests in the Property. No court of competent jurisdiction has entered an order, judgment, or decree approving a petition filed against Seller seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, and no other liquidator has been appointed for Seller or of all or any substantial part of its properties or its interest in the Property. Seller has not given notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations.

     F. To Seller's and Richardson-Vicks Inc.'s actual knowledge, neither Seller nor Richardson-Vicks Inc. has received any notice from or on behalf of any of its insurance carriers regarding any dangerous, illegal, or other condition on the Property requiring corrective action or indicating that the insurance rates for any part of the Property will be increased, or that such insurance carriers will not renew such existing policies, or that alterations to all or any part of the Property will be required as a condition to any such renewal or as a requirement of avoiding any such increase in premiums, with the exception that Richardson-Vicks Inc. may have been advised by its insurance carrier to install a sprinkler system in the Farmhouse.

     G. To the best of Seller's knowledge and belief, there are no intended public improvements which would result in any special assessments being levied against the Property or any portion thereof and no special assessments are currently levied against the Property or any portion thereof, except as may be disclosed on Schedule B hereto.

     H. Seller has not entered into any operation, maintenance, or service contract for the Property except those listed on Schedule F attached hereto.

     I. Seller has full power and authority to enter into and perform this Agreement in accordance with its terms and this Agreement has been duly authorized and executed by Seller and is enforceable against Seller in accordance with its terms, and the documents to be delivered by Seller to Purchaser at the Closing will be duly executed by Seller and enforceable against Seller in accordance with their terms and no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by any governmental or public body, authority, bureau or agency is required in connection with the execution, delivery or performance by Seller of this Agreement or the transactions herein contemplated or the Closing Documents to which Seller is a party.

     J. Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code (i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations)).

     K. There are no outstanding agreements to sell, options or rights of first refusal held by any third parties to purchase the Property, or any portion thereof or any interest therein, except as created under this Agreement.

     L. To the best of Seller's knowledge and belief, the Seller, Richardson-Merrell, Inc. and Richardson-Vicks Inc. have each obtained all necessary permits, licenses and governmental authorizations required for the ownership and current operation of the Property and all such permits, licenses and governmental authorizations remain in full force and effect.

     M. At the Closing, there will be no claim in favor of any person or entity which is or could become a lien on the Property or the Improvements arising out of the furnishing of labor or materials to the Property; and there will be no unpaid assessments against the Property, except for property taxes assessed but not due and payable at the time of Closing.

     N. Seller will cause all existing policies of insurance for fire and extended coverage risks, business interruption, rent loss and liability to be kept in full force and effect through and including the Closing of title hereunder

     0. Seller, and to the actual knowledge of Seller, Richardson-Vicks Inc., have not used, consented to the use of, and has no knowledge of the use of any portion of the Property in a manner not permitted by the Certificate of Occupancy related to the Property.

     P. The Property abuts on and has direct vehicular access to Far Mill Crossing which is a public road.

     Q.   There are no leased fixtures on the Property.

     R. To Seller's actual knowledge, neither Seller nor Richardson-Vicks Inc. have violated any of the covenants, conditions, restrictions, rights-of-way or easements that are listed as Permitted Encumbrances and Seller has not violated any other covenants, conditions, restrictions, rights-of-way or easements which affect the Properly,

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                  SELLER:
                                  RICHARDSON-VICKS REAL ESTATE INC,


                                  By: /s/ Eugene E. Curry
                                      -----------------------------------------
                                      Eugene E. Curry
                                      Its Manager, Real Estate Department
                                      Tax Identification No: 31-1193927

                                  PURCHASER:
                                  PHYSICIAN'S HEALTH SERVICES, INC.

                                  By: /s/ Robert L. Natt
                                      -----------------------------------------
                                      Robert L. Natt
                                      Its Executive Vice President and
                                       Chief Operating Officer
                                      Tax Identification No: 06-1116976

                                   SCHEDULE A
                              PROPERTY DESCRIPTION

     All those certain pieces, parcels and tracts of land (collectively the "Land") located in the City of Shelton, County of Fairfield and State of Connecticut more particularly described on Exhibit A-1 attached hereto and made a part hereof.

     Together with:

     1. All easements, rights of way and passage and other rights appurtenant to the Property, including those set forth in the following agreements:

          A. Easement Agreement dated November 27, 1979 and recorded in Volume 410 of the Shelton Land Records at Page 9.

          B. Easement and Agreement to Sell dated November 27, 1979 and recorded in Volume 401 of the Shelton Land Records at Page 12.

     2. The buildings and other improvements situated on the Land ("Improvements").

     3. All fixtures, systems, equipment, and machinery attached, affixed or appurtenant to the Land and Improvements (the "Fixtures"), except pipes, wires, poles, conduits and related equipment of public utilities.

                                   SCHEDULE A

PARCELS 1, 2 and 3:

All those three (3) certain tracts or parcels of land, with all the buildings and improvements thereon erected, located in the City of Shelton, County of Fairfield and State of Connecticut, being a contiguous tract of land containing
74.8364 acres ("Parcels 1 and 2") and an adjoining tract of land containing
0.9376 acres ("Parcel 3").

              Parcel 1 is more specifically described as follows:

          1. Commencing at a point designated by a Connecticut Highway Department monument, as more particularly shown in Detail "A" of a certain map entitled "Map of Property Prepared for Richardson-Merrell Inc., Shelton, Connecticut, Scale 1" = 120', dated May 9, 1979, Prepared by Shaughnessy and Plain, Land Surveyors, Fairfield, Connecticut, recorded on the Shelton land records in Volume 29, Page 1650 (the "Map"), running in a northeasterly direction, bounded by land of the State of Connecticut as shown on map of "Conn. Dept. of Transportation Right of Way Map, Sheet No. 3 of 4, August, 1978, Scale 1 in. = 80 ft. and as shown on "Town of Shelton Map showing land acquired from Anna M. Clapp by the State of Conn., Relocation of Route No. 8, Revised to April 13, 1970, Town No. 126, Project No. 126-91, Serial No. 36, Sheet No. 1 of 2. Also Map Serial No. 61, Sheet No. 1 of 3, Revised to March 11, 1971" having the following course and distance:

                  N41-19-56E, 42.59 feet;

          2. Thence in a general easterly direction, bounded by land now or formerly of Lyman L. Wells and more particularly described in "Map of land to be conveyed to Lyman L. Wells, Shelton, Connecticut, Scale: 1 in. = 100 ft., December 13, 1976." Prepared by Joseph L. Alberti, Civil Engineer and Land Surveyor. Said map is on file in the Shelton Town Clerk's office in Volume No. 27, Page No. 1386, the following courses and distances:

                  S62-40-42E,        90.29 feet;
                  S66-29-50E,        42.86 feet;
                  S54-27-22E,        41.37 feet;
                  S59-38-12E,        90.68 feet;
                  S58-37-36E,       155.54 feet;
                  S63-11-32E,       143.02 feet.

     3. Thence in a general northerly direction, bounded by land now or formerly of Lyman L. Wells, and more particularly described in the map referred to in paragraph 2 above, the following courses and distances;

                  N53-26-14E,        14.80 feet;
                  N35-47-36E,        69.80 feet;
                  N23-34-44E,       121.32 feet;
                  N30-53-03E,        46.13 feet;
                  N36-41-36E,        83.88 feet;
                  N19-17-59E,       230.68 feet;
                  N84-02-55W,        19.57 feet;
                  N14-48-57W,        86.67 feet;
                  N27-27-25E,       352.90 feet;
                  N21-09-21E,        52.89 feet;
                  N36-52-55E,       128.66 feet.

     4. Thence in a general easterly direction, bounded by land now or formerly of Lyman L. Wells and more particularly described in the map referred to in paragraph 2 above, by Old Mill Road, and by Lot No. 46 more particularly described in "Final Map of Proposed Lots at Laurel Wood Manor, owned by Nicholas Conti, Shelton, Conn., Scale 1 in. = 100 ft., October, 1958." Said map is on file in the Shelton Town Clerk's office, File No. 301, the following courses and distances:

                  S50-54-21E,       341.40 feet;
                  S49-30-48E,       141.27 feet;
                  S54-38-37E,        74.50 feet;
                  S79-53-28E,        59.16 feet;
                  S68-42-54E,        39.62 feet;
                  S21-05-21W,       136.60 feet;
                  S70-46-52E,       196.57 feet;
                  S78-10-54E,        61.11 feet.

     5. Thence in a general southerly direction, bounded by lots 41, 42, 43, 44, 45, 46, 47, 48, 49, 50 and 51 more particularly described in Map of "Section Two, Soundcrest Estates, Shelton, Conn., owned and developed by Walter V. Brown, Inc., Taulman Road, Orange, Conn., Scale: 1 in. = 100 ft., Revised to September 5, 1961." Said Map is on file in the Shelton Town Clerk's office file No. 545, the following courses and distances:


                  S35-49-22W,        28.59 feet;
                  S16-23-30W,       146.30 feet;
                   S6-07-09W,       248.33 feet;

                  S11-26-28W,        63.66 feet;
                  S7-00-l1E,        259.90 feet;
                  S8-01-30W,         66.10 feet;
                  S22-50-13E,       122.19 feet;
                  S21-00-49W,        98.18 feet;
                  S31-27-22E,        95.64 feet;
                  S25-41-00E,        48.81 feet;
                  S27-31-06E,       151.17 feet;
                  S32-34-20E,        63.54 feet;
                  S41-30-13E,        74.72 feet;
                  S31-05-14E,       120.74 feet;
                  S2-53-40W,        385.44 feet;
                  S62-06-16E        124.69 feet;
                  S72-19-03E        207.20 feet;
                  S73-27-SOE,        90.00 feet.

     6. Thence in a general southwesterly direction bounded by lots 95 and 94 more particularly described in Map of "Final Plan, Soundcrest Estates, Section 4, owned and developed by Soundcrest Development Corp., Shelton, Conn., Scale; 1 in. = 100 ft., May 27, 1962." Said Map is on file in the Shelton Town Clerk's office, file No. 644, the following courses and distances:

                  S34-27-0lW,        110.01 feet;
                  S27-02-23W,        266.92 feet;
                  S49-03-20W,         93.16 feet;
                  S36-48-03W,        193.23 feet;
                  S19-18-42W,        151.03 feet;
                  S13-05-28W,        101.19 feet.

     7. Thence in a general westerly direction bounded by land now or formerly of Mibern Corp. and by land now or formerly of Myrtle Perri Gutmann to an intersection with the center line of Far Mill River, the following course and distance:

                  S73-48-08W,        230.90 feet;

     8. Thence in a northerly, northwesterly, westerly and again northerly direction to an iron pipe, bounded by the centerline of Far Mill River and Beard Saw Mill Road, the following courses and distances:

                  N18-34-34E,        251.88 feet;
                  N15-59-58E,        165.25 feet;
                  N00-51-02E,        169.46 feet;

                  N16-05-26W,        107.46 feet;
                  N38-23-59W,        222.51 feet;
                  N44-16-32W,        354.85 feet;
                  N62-09-27W,        140.49 feet;
                  S54-51-35W,        173.58 feet;
                  S77-17-40W,        251.78 feet;
                  S66-30-37W,        202.23 feet;
                  S75-23-15W,         44.67 feet;
                  N51-41-49W,         99.04 feet;
                  N23-18-36W,        167.55 feet;
                  N57-25-llW,         79.61 feet;
                  N31-58-00W,        122.61 feet;
                  N48-23-39E,         67.70 feet to the iron pipe.

     9. Thence from the iron pipe in the general northerly direction bounded by Beard Saw Mill Road the following courses and distances:

                  N3-35-0lE,         64.98 feet;
                  N30-42-27W,       153.15 feet to a railroad spike in Twin Oak;
                  N12-52-05W,        93.68 feet;
                  N17-07-SlW,        70.19 feet;
                  N19-03-55W,       322.31 feet;
                  N20-02-33W,       142.58 feet;
                  N34-09-37W,       201.33 feet;
                  N38-12-26W,       179.93 feet.

     10. Thence in a general northeasterly direction to the point or place of beginning at the Connecticut Highway Department monument as more particularly described in paragraph 1 above, and bounded by land of the State of Connecticut also as more particularly described in paragraph 1 above, the following course and distance:

                  N26-40-59E, 221.51 feet.

Excepting therefrom from said Parcel 1 the following described premises:

     All that certain parcel of land situated in the City of Shelton, County of Fairfield and State of Connecticut, consisting of .3730 acre, shown as "Parcel to be Conveyed to Lyman L. Wells" on a map entitled "Survey Map Showing Proposed Exchange of Property Between Lyman L. Wells and Richardson-Merrell Inc., Beard Saw Mill & Route 8- Shelton, CT" scale 1" = 40', dated March 7, 1980, Revised October 26, 1981, and prepared by J. & D. Kasper & Associates, which map has been filed in the Shelton Town Clerk's Office, in Volume 32, Page 1898, to which reference is made.

                                   Parcel 2

              Parcel 2 is more specifically described as follows:

     All that certain parcel of land situated in the City of Shelton, County of Fairfield and State of Connecticut, consisting of .3730 acre, shown as "Parcel to be Conveyed to Richardson-Merrell Inc." on a map entitled "Survey Map Showing Proposed Exchange of Property Between Lyman L. Wells and Richardson-Merrell Inc., Beard Saw Mill & Route 8 - Shelton, CT" scale 1" = 40', dated March 7, 1980, Revised October 26, 1981, and prepared by J. & D. Kasper & Associates, which map has been filed in the Shelton Town Clerk's Office, in Volume 32, Page 1898, to which reference is made.

                                    Parcel 3

               Parcel 3 is more specifically described as follows:

     All that certain parcel of land situated in the City of Shelton, County of Fairfield and State of Connecticut, consisting of .9376 acres, shown as "Area 40,842 Sq. Ft. Or .9376 acres" on the Map, recorded in Volume 29, Page 1650 of the Shelton land records, being more particularly bounded and described as follows:

     Commencing at a point in the westerly streetline of Beard Saw Mill Road; thence southwesterly along land now of Matthew F. Smith and Elma K. Smith the following course and distance: S 61(degree) 49' 50" W, 155.87 feet;

     Thence, in a general northerly direction, bounded by the centerline of Far Mill River the following courses and distances: N 14(degree) 21' 24" W, 321.65 feet, N 34(degree) 08' 24" W. 86.29 feet;

     Thence, in a general northeasterly direction, bounded by land of the State of Connecticut and more particularly described in Map of "Conn. Dept. of Transportation Right of Way Map, Sheet No. 3 of 4, August, 1978, Scale: 1 in. = 80 ft.," and "Town of Shelton, Map Showing Land Acquired From Anna M. Clapp by the State of Conn., Relocation of Route No. 8, Revised to April 13, 1970, Town No. 126, Project No. 126-91, Serial No. 36, Sheet No. 1 of 2. Also Map Serial No. 61, Sheet No. 1 of 3, Revised to March 11, 1971", N. 26(degree) 40' 59" E,
55.22 feet to the streetline of Beard Saw Mill Road;

     Thence, in a general southerly direction, bounded by Beard Saw Mill Road to the point or place of beginning, the following courses and distances: S 38(degree) 12' 26" E, 167.33 feet, S 34(degree) 09' 37" E, 197.34 feet, S
22(degree) 29' 04" E, 69.27 feet.

Parcels 1 and 2 are conveyed Together With all rights of the Grantor in and to the easements recorded Vol. 401 at Page 9 and in Vol. 401 at Page 12 of the Shelton Land Records.

                                  EXHIBIT A-1
                                Legal Description

                                   SCHEDULE B
                             PERMITTED ENCUMBRANCES

The Property is subject to such liens and encumbrances as are set forth below:

1. Any restrictions or limitations imposed or to be imposed by governmental authority, including, but not limited to, laws and regulations pertaining to environment, toxic hazards, zoning and planning and inland wetlands and watercourses, of the City of Shelton, State of Connecticut and United States of America and any agency thereof, provided none have been violated as of Closing.

2. Taxes of the City of Shelton which become due and payable after the date of Closing, and which taxes Purchaser assumes and agrees to pay as part of the consideration for the deed.

3. Sewer maintenance charges, water rents, fire district taxes, special assessments, other public improvement assessments and any unpaid installments thereof, which assessments or installments become due and payable after the date of Closing, and which assessments or installments Purchaser will assume and pay as part of the consideration for the Deed.

4. Any state of facts an accurate survey of the Property would show, which Purchaser has not objected to on or before May 25, 1996, provided the same does not render Seller's title thereto unmarketable.

5. Riparian rights of others in and to any brooks, streams or other bodies of water running through, bordering upon or situated on the Property.

6. Waterflow rights to the Bridgeport Hydraulic Company dated July 27, 1915 and recorded in Volume 60 of the Shelton Land Records at Page 103.

7. Denial of rights of access and other easements in favor of the State of Connecticut as set forth in certificates dated March 30, 1971 and recorded in Volume 245 of the Shelton Land Records at Page 20 and dated January 17, 1973 and recorded in Volume 260 at Page 632.

8. Easement to Southern New England Telephone dated January 20, 1982 and recorded in Volume 458 of the Shelton Land Records at Page 19.

9. Waiver to Matthew F. Smith dated April 12, 1982 and recorded in Volume 468 of the Shelton Land Records at Page 159 (If requested by Purchaser, Seller shall make a reasonable effort to obtain a release from Matthew F. Smith of whatever rights he has to enter the Property).

10. Inland Wetlands Notices recorded in Volume 776 at Page 207 and in Volume 869 at Page 106 of the Shelton Land Records.

11. Notes on filed map numbered Volume 29 at Page 1650 in the Shelton City Clerk's office.

12. Easement to excavate referenced in deed from Anna M. Clapp to Richardson-Merrell Inc. dated November 27, 1979 and recorded in Volume 401 of the Shelton Land Records at Page 2.

13. Easement agreement dated November 27, 1979 and recorded in Volume 401 of the Shelton Land Records at Page-9.

14. Easement and Agreement to Sell dated November 27, 1979 and recorded in Volume 401 of the Shelton Land Records at Page 12.

15. Easement in favor of Iroquois Gas Transmission System, L.P. dated November 19, 1991 and recorded in Volume 1040 of the Shelton Land Records at Page 209.

16. Slope rights in favor of Lyman L. Wells as set forth in a warranty deed dated January 20, 1983 and recorded in Volume 494 of the Shelton Land Records at Page 240.

17. Notice of the Water Pollution Control Authority of the City of Shelton dated April 24, 1992 and recorded in Volume 1063 of the Shelton Land Records at Page 103.

18. Easement in favor of the Water Pollution Control Authority of the City of Shelton recorded on May 20, 1992 in Book 1069 of the Shelton Land Records at Page 197.

                                   SCHEDULE C
                                 PURCHASE PRICE

     The Purchase Price is EIGHTEEN MILLION FIVE HUNDRED THOUSAND and 00/100 {$18,500,000.00) DOLLARS which Purchaser shall pay as follows:

     (a) Upon the signing of this Agreement, by wire transfer, certified check of Purchaser or bank check payable to Gregory and Adams, P.C., Trustee for Richardson-Vicks Real Estate, Inc., the sum of
                                                                  $ 1,000,000.00

     (b) At the Closing, by wire transfer to a bank and account designated by Seller, subject to adjustments as provided herein, the sum of

                                                                  $17,500,000.00
                                                                  --------------

 TOTAL                                                            $18,500,000.00
                                                                  ==============

     The Purchase Price shall be allocated as follows: $16,588,000.00 to the Land and Improvements; and $1,912,000.00 to the Furnishings and Equipment and Tangible Personal Property.

     The Seller shall be solely responsible for the payment of any sales tax to the State of Connecticut which may be due by reason of the sale of the Furnishings and Equipment and Personal Property.

     The proceeds of the $1,000,000.00 check ("Deposit") to the order of Gregory and Adams, P.C., Trustee for Richardson-Vicks Real Estate, Inc. (the "Trustee") shall be held by the Trustee in escrow and the Trustee shall invest the Deposit in one or more interest bearing accounts or instruments maintained at an F.D.I.C. insured bank or financial institution jointly selected by the parties at the time of delivery to the Trustee. The Trustee shall pay over the Deposit and all interest accrued thereon to Seller at the Closing or sooner in accordance with the terms of this Schedule C. In the event that the Trustee receives a letter ("Demand for Deposit") from either party dated not earlier than ten (10) days after the Closing date set forth in paragraph 5 certifying that the other party has defaulted under this Agreement by failing to close and further certifying that the party demanding payment of the Deposit is not in default under this Agreement and demanding payment of the Deposit, the Trustee promptly will notify the alleged defaulting party by certified mail of the Demand for Deposit and if the alleged defaulting party does not notify the Trustee of its objection to such payment within ten (10) days of receipt of the written notification, the Trustee shall pay over the Deposit and all interest accrued thereon to the party demanding same. Purchaser and Seller understand that upon being served with a Demand for Deposit or the alleged defaulting party's objection thereto, the Trustee shall not be required to substantiate any claim of default or of objection alleged by Seller or Purchaser and except for the Deposit and any interest accrued thereon each party hereby waives any claim either may have against the Trustee as a result of the making or withholding of the payment referred to above and each agrees to indemnify the Trustee and hold it harmless from and against any and all claims or losses (including reasonable attorneys fees) relating thereto except claims or losses arising in instances where the Trustee: (i.) fails to pay a Demand for Deposit when the alleged defaulting party has not objected to such payment within the period allowed for said objection as set forth above; (ii.) pays a Demand for Deposit when the alleged defaulting party has objected to said payment within the period allowed for said objection as set forth above; (iii.) fails to deliver the Deposit and any interest accrued thereon to the Seller at the Closing or when otherwise required to do so under the terms of this Agreement; or (iv.) fails to refund the Deposit and any interest accrued thereon to Purchaser when required to do so under the terms of this Agreement.

                                   SCHEDULE D
                        ADDITIONAL CONDITIONS OF CLOSING

This Agreement is conditioned upon:

1. The satisfaction of Purchaser that an additional 500 parking spaces can be constructed on the Property at a location and in such configuration which is acceptable to Purchaser in the exercise of its reasonable discretion. Purchaser undertakes to use its reasonable, good faith efforts to make this determination as soon as reasonably possible. In the event that the Purchaser is unable to satisfy itself on or before May 25, 1996 as to whether the additional 500 parking spaces can be constructed on the Property, Purchaser shall have the option to terminate this Agreement by giving written notice thereof to the Seller by 5:00 p.m Eastern Standard Time on May 25, 1996. In such event, the Deposit, together with all interest accrued thereon, shall be delivered to Purchaser by the Trustee whereupon all rights and liabilities of the parties hereunder shall be at an end except for Purchaser's obligation to return to Seller all documents and Plans delivered to Purchaser by Seller and the parties' indemnification obligations as provided in paragraph 10 of this Agreement. Failure of Purchaser to give such notice on or before the date and time specified hereunder shall constitute a waiver by Purchaser of the aforesaid condition.

2. The satisfaction of Purchaser that a minimum of 150,000 square feet of additional floor area can be constructed on the Property at a location and in such configuration which is acceptable to Purchaser in the exercise of its reasonable discretion. Purchaser undertakes to use its reasonable, good faith efforts to make this determination as soon as reasonably possible. In the event that the Purchaser is unable to satisfy itself on or before May 25, 1996 as to whether a minimum of 150,000 square feet of additional floor area can be constructed on the Property, Purchaser shall have the option to terminate this Agreement by giving written notice thereof to the Seller or Seller's attorneys by 5:00 p.m Eastern Standard Time on May 25, 1996. In such event, the Deposit, together with all interest accrued thereon, shall be delivered to Purchaser by the Trustee whereupon all rights and liabilities of the parties hereunder shall be at an end except for Purchaser's obligation to return to Seller all documents and Plans delivered to Purchaser by Seller and the parties' indemnification obligations as provided in paragraph 10 of this Agreement. Failure of Purchaser to give such notice on or before the date and time specified hereunder shall constitute a waiver by Purchaser of the aforesaid condition.

3. The satisfaction of Purchaser that the terms of Permitted Encumbrances numbered 1, 11, 17 and/or 18 as set forth in Schedule B of this Agreement do not prevent Purchaser from constructing an additional 500 parking spaces and a minimum of 150,000 square feet of additional floor area on the Property at a location and in such configuration which is acceptable to Purchaser in the exercise of its reasonable discretion. Purchaser undertakes to use its reasonable, good faith efforts to make this determination as soon as reasonably possible. In the event that the Purchaser is unable to satisfy itself on or before May 25, 1996 as to whether the terms of Permitted Encumbrances numbered 1, 11, 17 and/or 18 prevent Seller from constructing an additional 500 parking spaces and a minimum of 150,000 square feet of additional floor area on the Property, Purchaser shall have the option to terminate this Agreement by giving written notice thereof to Seller or Seller's attorneys by 5:00 p.m Eastern Standard Time on May 25, 1996. In such event, the Deposit, together with all interest accrued thereon, shall be delivered to Purchaser by the Trustee whereupon all rights and liabilities of the parties hereunder shall be at an end except for Purchaser's obligation to return to Seller all documents and Plans delivered to Purchaser by Seller and the parties' indemnification obligations as provided in paragraph 10 of this Agreement. Failure of Purchaser to give such notice on or before the date and time specified hereunder shall constitute a waiver by Purchaser of the aforesaid condition.

                                   SCHEDULE E
                                PERSONAL PROPERTY

     Seller promptly shall determine whether it or its affiliated entities have a listing of the Personal Property. If such a listing can be located, Seller promptly shall provide it to Purchaser, provided, however, Seller shall not warrant the accuracy or completeness of said listing.

                                   SCHEDULE F
                                SERVICE CONTRACTS

     1. Management contract with Cushman & Wakefield of Connecticut, Inc., dated December 1, 1992.

                                   SCHEDULE G
                                    INSURANCE

     Seller maintains an insurance policy insuring certain named perils (fire, lightning, removal, wind, hail, leaking from fire protection equipment, explosion (except for boilers or rotating equipment), smoke, aircraft or vehicles, some shockwave, civil commotion, vandalism, molten material and civil or military action with respect to the Property, which provides loss coverage in an amount equal to the smallest of: (i) limit of specified liability ($51,000,000.00); (ii) actual cash value at the time of loss; or (iii) reduction in the fair market value as a result of the loss or damage.

                                   SCHEDULE H
                          FORM OF LIMITED WARRANTY DEED

                             Limited Warranty Deed

           To all People to Whom these Presents shall Come, Greeting:

Know Ye, That RICHARDSON-VICKS REAL ESTATE, INC., a Delaware corporation, having a place of business at 2 Proctor & Gamble Plaza, Cincinnati, Ohio ("Grantor")

for the consideration of Ten Dollars ($10.00) and other good and valuable consideration received to its full satisfaction of

PHYSICIANS HEALTH SERVICES, INC., a___________________ corporation, having an office at 120 Hawley Lane, Trumbull, Connecticut 06611-5343 ("Grantee")

Does give, grant, bargain, sell and confirm, unto the said Grantee, its successors and assigns forever, ALL THAT CERTAIN piece, parcel or tract of land situated in the City of Shelton, County of Fairfield and State of Connecticut described on Schedule A attached hereto and incorporated herein.

SAID PREMISES being conveyed subject only to the matters set forth on Schedule B attached hereto and incorporated herein.

To have and to hold the above granted and bargained premises, with the privileges and appurtenances thereof, unto it, the said Grantee, its successors and assigns forever, to its and their own proper use and behoof.

And also, it, the said Grantor, does, for itself and its successors and assigns, executors and administrators, covenant with the said Grantee, its successors and assigns, that, at and until the ensealing of these presents, Grantee is well seized of the premises as a good indefeasible estate in fee simple and has good rights to bargain and sell the same in the manner and form as is above written.

And furthermore, it, the said Grantor, does, by these presents, bind itself and its successors and assigns forever to Warrant and Defend the above granted and bargained premises to it, said Grantee, its successors and assigns against all claims and demands of any person

                                   SCHEDULE A

PARCELS 1,2 and 3:

All those three (3) certain tracts or parcels of land, with all the buildings and improvements thereon erected, located in the City of Shelton, County of Fairfield and State of Connecticut, being a contiguous tract of land containing
74.8364 acres ("Parcels 1 and 2") and an adjoining tract of land containing
0.9376 acres ("Parcel 3").

              Parcel 1 is more specifically described as follows:

     1. Commencing at a point designated by a Connecticut Highway Department monument, as more particularly shown in Detail "A" of a certain map entitled "Map of Property Prepared for Richardson-Merrell Inc., Shelton, Connecticut, Scale 1" = 120', dated May 9, 1979, Prepared by Shaughnessy and Plain, Land Surveyors, Fairfield, Connecticut, recorded on the Shelton land records in Volume 29, Page 1650 (the "Map"), running in a northeasterly direction, bounded by land of the State of Connecticut as shown on map of "Cone. Dept. of Transportation Right of Way Map, Sheet No. 3 of 4, August, 1978, Scale 1 in. = 80 ft. and as shown on "Town of Shelton Map showing land acquired from Anna M. Clapp by the State of Conn., Relocation of Route No. 8, Revised to April 13, 1970, Town No. 126, Project No. 126-91, Serial No. 36, Sheet No. 1 of 2. Also Map Serial No. 61, Sheet No. 1 of 3, Revised to March 11, 1971" having the following course and distance:

                  N41-19-56E,        42.59 feet;

     2. Thence in a general easterly direction, bounded by land now or formerly of Lyman L. Wells and more particularly described in "Map of land to be conveyed to Lyman L. Wells, Shelton, Connecticut, Scale: 1 in. = 100 ft., December 13, 1976." Prepared by Joseph L. Alberti, Civil Engineer and Land Surveyor. Said map is on file in the Shelton Town Clerk's office in Volume No. 27, Page No. 1386, the following courses and distances:

                  S62-40-42E,        90.29 feet;
                  S66-29-5OE,        42.86 feet;
                  S54-27-22E,        41.37 feet;
                  S59-38-12E,        90.68 feet;
                  S58-37-36E,       155.54 feet;
                  S63-11-32E,       143.02 feet.

     3. Thence in a general northerly direction, bounded by land now or formerly of Lyman L. Wells, and more particularly described in the map referred to in paragraph 2 above, the following courses and distances;

                  N53-26-14E,        14.80 feet;
                  N35-47-36E,        69.80 feet;
                  N23-34-44E,       121.32 feet;
                  N30-53-03E,        46.13 feet;
                  N36-41-36E,        83.88 feet;
                  N19-17-59E,       230.68 feet;
                  N84-02-55W,        19.57 feet;
                  N14-48-57W,        86.67 feet;
                  N27-27-25E,       352.90 feet;
                  N21-09-21E,        52.89 feet;
                  N36-52-SSE,       128.66 feet.

     4. Thence in a general easterly direction, bounded by land now or formerly of Lyman L. Wells and more particularly described in the map referred to in paragraph 2 above, by Old Mill Road, and by Lot No. 46 more particularly described in "Final Map of Proposed Lots at Laurel Wood Manor, owned by Nicholas Conti, Shelton, Conn., Scale 1 in. = 100 ft., October, 1958." Said map is on file in the Shelton Town Clerk's office, File No. 301, the following courses and distances:

                  S50-54-21E,       341.40 feet;
                  S49-30-48E,       141.27 feet;
                  S54-38-37E,        74.50 feet;
                  S79-53-28E,        59.16 feet;
                  S68-42-54E,        39.62 feet;
                  S21-05-21W,       136.60 feet;
                  S70-46-52E,       196.57 feet;
                  S78-10-54E,        61.11 feet.

     5. Thence in a general southerly direction, bounded by lots 41, 42, 43, 44, 45, 46, 47, 48, 49, 50 and 51 more particularly described in Map of "Section Two, Soundcrest Estates, Shelton, Conn., owned and developed by Walter V. Brown, Inc., Taulman Road, Orange, Conn., Scale: 1 in. = 100 ft., Revised to September 5, 1961." Said Map is on file in the Shelton Town Clerk's office file No. 545, the following courses and distances:

                   S35-49-22W,       28.59 feet;
                   S16-23-30W,      146.30 feet;
                   S6-07-09W,       248.33 feet;

                  S11-26-28W,        63.66 feet;
                  S7-00-llE,        259.90 feet;
                  S8-01-30W,         66.10 feet;
                  S22-50-13E,       122.19 feet;
                  S21-00-49W,        98.18 feet;
                  S31-27-22E,        95.64 feet;
                  S25-41-00E,        48.81 feet;
                  S27-31-06E,       151.17 feet;
                  S32-34-20E,        63.54 feet;
                  S41-30-13E,        74.72 feet;
                  S31-05-14E,       120.74 feet;
                  S2-53-40W,        385.44 feet;
                  S62-06-16E        124.69 feet;
                  S72-19-03E        207.20 feet;
                  S73-27-SOE,        90.00 feet.

     6. Thence in a general southwesterly direction bounded by lots 95 and 94 more particularly described in Map of "Final Plan, Soundcrest Estates, Section 4, owned and developed by Soundcrest Development Corp., Shelton, Conn., Scale; 1 in. = 100 ft., May 27, 1962." Said Map is on file in the Shelton Town Clerk's office, file No. 644, the following courses and distances:

                  S34-27-0lW,       110.01 feet;
                  S27-02-23W,       266.92 feet;
                  S49-03-20W,        93.16 feet;
                  S36-48-03W,       193.23 feet;
                  S19-18-42W,       151.03 feet;
                  S13-05-28W,       101.19 feet.

     7. Thence in a general westerly direction bounded by land now or formerly of Mibern Corp. and by land now or formerly of Myrtle Perri Gutmann to an intersection with the center line of Far Mill River, the following course and distance:

                  S73-48-08W,       230.90 feet;

     8. Thence in a northerly, northwesterly, westerly and again northerly direction to an iron pipe, bounded by the centerline of Far Mill River and Beard Saw Mill Road, the following courses and distances:

                  N18-34-34E,       251.88 feet;
                  N15-59-58E,       165.25 feet;
                  N00-51-02E,       169.46 feet;

                  N16-05-26W,       107.46 feet;
                  N38-23-59W,       222.51 feet;
                  N44-16-32W,       354.85 feet;
                  N62-09-27W,       140.49 feet;
                  S54-51-35W,       173.58 feet;
                  S77-17-40W,       251.78 feet;
                  S66-30-37W,       202.23 feet;
                  S75-23-15W,        44.67 feet;
                  N51-41-49W,        99.04 feet;
                  N23-18-36W,       167.55 feet;
                  N57-25-llW,        79.61 feet;
                  N31-58-00W,       122.61 feet;
                  N48-23-39E,       67.70 feet to the iron pipe.

     9. Thence from the iron pipe in the general northerly direction bounded by Beard Saw Mill Road the following courses and distances:

                  N3-35-0lE,         64.98 feet;
                  N30-42-27W,       153.15 feet to a railroad spike in Twin Oak;
                  N12-52-05W,        93.68 feet;
                  N17-07-SlW,        70.19 feet;
                  N19-03-l5W,       322.31 feet;
                  N20-02-33W,       142.58 feet;
                  N34-09-37W,       201.33 feet;
                  N38-12-26W,       179.93 feet.

     10. Thence in a general northeasterly direction to the point or place of beginning at the Connecticut Highway Department monument as more particularly described in paragraph 1 above, and bounded by land of the State of Connecticut also as more particularly described in paragraph 1 above, the following course and distance:

                  N26-40-59E,       221.51 feet.

Excepting therefrom from said Parcel 1 the following described premises:

     All that certain parcel of land situated in the City of Shelton, County of Fairfield and State of Connecticut, consisting of .3730 acre, shown as "Parcel to be Conveyed to Lyman L. Wells" on a map entitled "Survey Map Showing Proposed Exchange of Property Between Lyman L. Wells and Richardson-Merrell Inc., Beard Saw Mill & Route 8 -Shelton, CT" scale 1" = 40', dated March 7, 1980, Revised October 26, 1981, and prepared by J. & D. Kasper & Associates, which map has been filed in the Shelton Town Clerk's Office, in Volume 32, Page 1898, to which reference is made.

                                    Parcel 2

              Parcel 2 is more specifically described as follows:

     All that certain parcel of land situated in the City of Shelton, County of Fairfield and State of Connecticut, consisting of .3730 acre, shown as "Parcel to be Conveyed to Richardson-Merrell Inc." on a map entitled "Survey Map Showing Proposed Exchange of Property Between Lyman L. Wells and Richardson-Merrell Inc., Beard Saw Mill & Route 8 - Shelton, CT" scale 1" = 40', dated March 7, 1980, Revised October 26, 1981, and prepared by J. & D. Kasper & Associates, which map has been filed in the Shelton Town Clerk's Of lice, in Volume 32, Page 1898, to which reference is made.

                                    Parcel 3

               Parcel 3 is more specifically described as follows:

     All that certain parcel of land situated in the City of Shelton, County of Fairfield and State of Connecticut, consiting of .9376 acres, shown as "Area 40,842 Sq. Ft. Or .9376 acres" on the Map, recorded in Volume 29, Page 1650 of the Shelton land records, being more particularly bounded and described as follows:

     Commencing at a point in the westerly streetline of Beard Saw Mill Road; thence southwesterly along land now of Matthew F. Smith and Elma K. Smith the following course and distance: S 61(degree) 49' 50" W. 155.87 feet;

     Thence, in a general northerly direction, bounded by the centerline of Far Mill River the following courses and distances: N 14(degree) 21' 24" W. 321.65 feet, N 34(degree) 08' 24" W. 86.29 feet;

     Thence, in a general northeasterly direction, bounded by land of the State of Connecticut and more particularly described in Map of "Conn. Dept. of Transportation Right of Way Map, Sheet No. 3 of 4, August, 1978, Scale: 1 in. = 80 ft.," and "Town of Shelton, Map Showing Land Acquired From Anna M. Clapp by the State of Conn., Relocation of Route No. 8, Revised to April 13, 1970, Town No. 126, Project No. 126-91, Serial No. 36, Sheet No. 1 of 2. Also Map Serial No. 61, Sheet No. 1 of 3, Revised to March 11, 1971 ", N. 26(degree) 40' 59" E,
55.22 feet to the streetline of Beard Saw Mill Road;

     Thence, in a general southerly direction, bounded by Beard Saw Mill Road to the point or place of beginning, the following courses and distances:
S 38(degree) 12' 26" E, 167.33 feet, S 34(degree) 09' 37" E, 197.34 feet,
S 22(degree) 29' 04" E, 69.27 feet.

Parcels 1 and 2 are conveyed Together With all rights of the Grantor in and to the easements recorded Vol. 401 at Page 9 and in Vol. 401 at Page 12 of the Shelton Land Records.